SmartFinancial, Inc. S-4/A

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to our report dated March 23, 2017 for Capstone Bancshares, Inc. and Subsidiary as included in this Registration Statement on Form S-4 of SmartFinancial, Inc., relating to the consolidated financial statements as of and for the years ended December 31, 2016 and 2015 for Capstone Bancshares, Inc. and Subsidiary, and to the reference to us under the heading “Experts” included herein.

/s/ Warren Averett, LLC
Birmingham, Alabama

July 20, 2017